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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                   -------------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 20, 2002

                                LIGHTBRIDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                     000-21319                  04-3065140
        --------                     ---------                  ----------
(State or Other Jurisdic-           (Commission                (IRS Employer
  tion of Incorporation)            File Number)            Identification No.)

            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (781) 359-4000


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

          On February 20, 2002, Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company") announced that it had completed an agreement to acquire Altawave Inc. In an asset transaction, Lightbridge agreed to pay $4 million in cash, plus up to an additional $6 million contingent on the achievement by Altawave of certain business goals, plus the assumption of certain liabilities. A closing, subject to specified conditions, was expected to occur by March 1, 2002. On March 1, 2002, all closing conditions with respect to the acquisition have been satisfied, and closing has occured.

          A copy of the press release issued by Lightbridge on February 20, 2002, which announced the agreement to acquire Altawave Inc., is included as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         99.1 Press Release dated February 20, 2002 entitled "Lightbridge Acquires Altawave Inc. to Broaden Mobile Business Solutions Portfolio"

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LIGHTBRIDGE, INC.


                                            BY: /s/ HARLAN PLUMLEY
                                                ---------------------------
                                                HARLAN PLUMLEY
                                                VICE PRESIDENT, FINANCE AND
                                                ADMINISTRATION, CHIEF
                                                FINANCIAL OFFICER AND TREASURER

March 1, 2002